EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

We consent to the use of our report dated September 14, 2017 relating to the financial statements of Adaiah Distribution, Inc. that are included in the Company’s annual report on Form 10-Q for the interim period three and nine months ended July 31, 2017.

Dated September 14, 2017

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Darrel Whitehead

Darrel Whitehead CPAs

18592 Main Street

Huntington Beach, California 92648